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                  THE ST. PAUL COMPANIES, INC.

                 DEFERRED STOCK GRANT AGREEMENT



Agreement made and entered into this 2nd day of November, 1993, by and between The St. Paul Companies Inc., ("Company") and Mark
Pabst ("Employee").

In consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1. Grant of Shares Subject to Deferral. The Employee hereby acknowledges that the Company has on this date and on the terms and conditions of this Agreement, agreed to issue to the Employee two thousand (2,000) common shares, without par value, of the Company as presently constituted, on the dates and subject to satisfaction of the conditions set forth herein. The shares which are the subject of this Agreement shall hereinafter be referred to as the "Deferred Shares". In the event that, prior to the issuance of any Deferred Shares which become subject to issuance hereunder, the Company issues any common shares for less than fair value as determined reasonably and in good faith by the Board of Directors (including stock splits and stock dividends but excluding shares issued to employees of the Company or its subsidiaries or pursuant to employee benefit plans), the number of Deferred Shares subject to this Agreement shall, to the extent the consideration is less than fair value, be adjusted (increased or decreased) appropriately at the time they are issued pursuant hereto so as to prevent the equity interest in the Company represented by unissued Deferred Shares from being unfairly diluted.

2. Conditions. The Employee hereby agrees that, until the Deferred Shares are issued, the Employee will not have any rights of a shareholder with respect to the Deferred Shares and will not have the right or power to sell, assign, transfer, pledge, encumber or otherwise alienate, hypothecate or dispose of any Deferred Shares. Employee does not have the right to sell, assign or transfer any interest in this Agreement.

3. Condition Precedent. It is a condition precedent to the issuance of any Deferred Shares that the Employee be an employee of the Company or one of its subsidiaries at the event or on the date set out below for issuance of such Deferred Shares unless his employment shall have terminated involuntarily without cause or that he shall have died or become disabled and while an employee of the Company or one of its subsidiaries. Unless the Employee's employment shall have terminated earlier for reasons other than death or disability or involuntary termination without cause, the Company shall cause the issuance, fully paid and nonassessable, and delivery to the Employee of two thousand Deferred Shares duly registered in the Employee's name upon: 1) his return to the U.S. from expatriate assignment; 2) involuntary termination without cause; 3) his death or disability; or 4) April 5, 1996.

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4. Termination of Employment.  In the event of termination of the
   Employee's employment with the Company and all of its subsidiaries prior to the date/event fixed for the issuance of Deferred Shares for any cause whatsoever other than death or disability or involuntary termination without cause, the Employee shall not be entitled to have issued to him any unissued Deferred Shares and the reservation of such Deferred Shares for issuance to the Employee shall terminate without further obligation to the Employee. In the event the termination of Employee's employment with the Company and all of its subsidiaries is involuntary without cause or occurs by reason of his death or disability, the full number of Deferred Shares subject to deferral shall, unless previously issued under paragraph 3 above, be issued immediately to Employee or, if he is deceased, to his spouse, if he is married, otherwise to the representative of his estate. The employment of the Employee shall be considered for purposes of this Agreement to have been terminated because of disability if, while an employee of the Company or any of its subsidiaries, he becomes physically or mentally disabled, whether totally or partially, so that he is prevented from satisfactorily performing his duties as an employee for a period of six consecutive months or for shorter periods aggregating six months in any period of twelve consecutive months, and as a result his employment with the Company and all of its subsidiaries is terminated.

   An involuntary termination without cause shall mean a Company
   (or subsidiary) initiated termination based on a business decision and unrelated to the Employee's performance and conduct.

   In the event that the Employee is not an employee of the Company or one of its subsidiaries on the date he becomes entitled to have Deferred Shares issued to him pursuant hereto, the Company may, in lieu of issuing Deferred Shares, elect to pay to him (or his surviving spouse or the representative of his estate, as the case may be) an amount equal to the market value on the date of the Deferred Shares that would have otherwise been issuable to him. The "market value" of such Deferred Shares shall be the closing price in the principal United States market for common shares of the Company on that day, or if the market is closed on the day, on the next preceding day on which the market was open.

5. Payment in Lieu of Dividends. On the day fixed for the payment of cash dividends on its common shares while Employee is employed by the Company or one of its subsidiaries, or if Employee shall have ceased to be employed by the Company or one of its subsidiaries because of his death or disability or involuntary termination without cause, the Company shall pay to the Employee (or his surviving spouse or the representative of his estate) an amount equal to any dividends which would have been paid on any unissued Deferred Shares if they had been issued and outstanding on the record date of the payment of that dividend.

6. Payment of Taxes. Employee shall properly remit to the Company within two weeks of the date of the issuance of Deferred Shares, or any payment in lieu of dividends with respect to any Deferred Shares, the amount of all tax and other withholding for income, employment or other taxes, which are due in connection with the grant, issuance and delivery of the Deferred Shares or a payment in lieu of dividends. The Company or any of its subsidiaries may, at its

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   option, withhold the amount of any such taxes or other
   withholding from Deferred Shares otherwise issuable and any cash dividend equivalents otherwise payable hereunder or from other amounts otherwise payable to the Employee. If the condition precedent to the issuance of Deferred Shares is satisfied by reason of the Employee's death or disability and the value of the unissued Deferred Shares would be treated as income to Employee, his spouse or estate, for the year in which the condition is satisfied, the Company shall issue a sufficient number of Deferred Shares based on fair market value to pay any taxes on account of unissued Deferred Shares.

7. Governing Law. This Agreement and the legal relations between the parties as to all matters, including without limitation, matters of validity, interpretation construction, effect, performance and remedies, will be governed by and construed in accordance with the internal laws of the State of Minnesota (without regard to the laws of conflict of any jurisdiction), the place of incorporation and the principal place of business of the Company, and the Employee consents to the jurisdiction of the courts of the State of Minnesota or U.S. Federal courts sitting in Minnesota for all disputes arising under or connected with this Agreement.

8. Compliance with Securities Laws. If in the opinion of counsel of the Employee reasonably acceptable to the Company, it is necessary for compliance with securities laws of the United States and/or any state thereof which are applicable to the proposed sale by the Employee (or his surviving spouse or the representative of his estate) of any Deferred Shares within 3 years after issuance thereof pursuant to this Agreement, on receipt of the Employee's request and a copy of his counsel's opinion, the Company will register the sale of and/or qualify the Deferred Shares under applicable United States federal laws and the laws of the state where the sale is to take place for immediate sale and will maintain that registration and/or qualification in effect for at least 20 business days; provided that the Company need not register fewer than 1000 Deferred Shares at one time and need not register any Deferred Shares more than once; provided further that, on receiving the Employee's request that it register and/or qualify such Deferred Shares, the Company may in turn notify the Employee that it elects instead to purchase the Deferred Shares from the Employee, which purchase shall take place on delivery to the Company of the Deferred Shares duly endorsed for transfer to the Company within seven days after the day on which the Company notifies the Employee of its election at the closing price for common shares of the Company in the principal United States market for common shares of the Company on the day the Deferred Shares are delivered to the Company or if the market is closed on that day, that day on the next preceding day on which the market was open. If the Company unreasonably refuses or fails to register or qualify Deferred Shares pursuant hereto at the Employee's request and does not offer to purchase them by the date scheduled for their delivery to the Company, the Employee may require the Company to purchase the Deferred Shares on the terms and conditions set forth for above for a purchase at the Company's election.

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   In witness whereof the parties have executed this Agreement as of the day and year set forth above.


THE ST. PAUL COMPANIES, INC.

By /s/ Douglas W. Leatherdale          /s/ Mark Pabst
   ---------------------------             ----------
   Douglas W. Leatherdale                  Mark Pabst
   Chairman & CEO



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         AMENDMENT NO. 1 TO THE ST. PAUL COMPANIES, INC.
         DEFERRED STOCK GRANT AGREEMENT WITH MARK PABST
                     DATED NOVEMBER 2, 1993


Section 3 of the Deferred Stock Grant Agreement (the "Agreement") made and entered into the 2nd day of November, 1993 by and between The St. Paul Companies, Inc. and Mark Pabst is hereby amended as follows:

3. Condition Precedent. It is a condition precedent to the issuance of any Deferred Shares that the Employee be an employee of the Company or one of its subsidiaries at the event or on the date set out below for issuance of such Deferred Shares unless his employment shall have terminated involuntarily without cause or that he shall have died or become disabled and while an employee of the Company or one of its subsidiaries. Unless the Employee's employment shall have terminated earlier for reasons other than death or disability or involuntary termination without cause, the Company shall cause the issuance, fully paid and nonassessable, and delivery to the Employee of two thousand Deferred Shares duly registered in the Employee's name upon: 1) his return to the U.S. from expatriate assignment; 2) involuntary termination without cause; 3) his death or disability; or 4) March 14, 1997.

   The capitalized terms used above shall have the same meaning as defined in the Agreement.

In witness whereof, the parties have executed this Amendment No. 1 to the Agreement as of the 6th day of March, 1996 and such Amendment shall be effective as of that date.

THE ST. PAUL COMPANIES, INC.



By  /s/ Greg Lee                      /s/  Mark Pabst
    -----------------------------     ------------------
        Greg Lee                           Mark Pabst
        Senior Vice President